                              FOR IMMEDIATE RELEASE

For: American Community Bancorp, Inc.         Contact: Thomas L. Austerman
     (Bank of Evansville)                              Stephen C. Byelick, Jr.
                                                       Michael S. Sutton

                                                Phone: (812) 962-2265

               AMERICAN COMMUNITY BANCORP, INC., THE BANK HOLDING
               COMPANY OF BANK OF EVANSVILLE, ANNOUNCES ASSETS AND
                   REVENUES CONTINUE TO GROW AT A RAPID PACE

                  ASSETS INCREASE 35 PERCENT TO $158.9 MILLION
                NET INCOME UP 89% TO $462.8 THOUSAND YEAR-TO-DATE
                   STOCK NOW TRADING UNDER SYMBOL OTCBB: ACBP

EVANSVILLE, INDIANA, OCTOBER 26, 2004 -- AMERICAN COMMUNITY BANCORP, INC., THE HOLDING COMPANY OF BANK OF EVANSVILLE, (OTCBB: ACBP) announced its third quarter and year-to-date 2004 financial results today. According to Thomas L. Austerman, Chief Executive Officer of the holding company, the financial results were driven by: 1) growth in the commercial and industrial loan portfolio; 2) an increase in the Bank's net interest margin; and 3) increases in non-interest income.

Austerman added, "We are pleased to report that our growth in core earnings, driven primarily by the expansion of our commercial loan portfolio, is rising according to plan. The growth of our commercial banking relationships accelerated during the third quarter and validates our belief that a strong commitment to delivering high quality products at competitive prices, together with responsive service, is valued by existing and potential clients." He continued, "The dedication of our people, combined with the strong business environment that exists in the local market, has been the key to our success."

Stephen C. Byelick, Jr., Chief Financial Officer, reported, "For the nine month period ending September 30, 2004, assets were $158,970,935, an increase of $41,272,650, or 35 percent, compared to September 30, 2003." He went on to say, "Net loans after allowance for loan losses increased $36,551,383, or 39.9 percent, for the same period, and deposits grew $36,351,746 or 34.9 percent, compared to the same date a year earlier." He added, "The Company's capital increased $1,528,555 from September, 2003, to September, 2004, resulting in a capital to asset ratio of 9.21 percent, and we continue to be classified as a well-capitalized bank."

Byelick reported, "Total revenues for the first nine months of 2004 were $5,481,694, compared to $4,161,832 for the first nine months of 2003." He continued, "This increase of $1,319,862 represents an increase of some 31.7 percent in total revenues. Net interest income after provision for loan losses was up $845,978, or 42.6 percent, compared to the same period in 2003. Non-interest income increased $71,558, or 14.4 percent, for the same period. Net income increased $218,284 for a net income of $462,779, compared to net income of $244,495 the Bank reported for the first nine months of 2003. Net income for the first nine months of 2004 was 30 cents per share, compared to 18 cents per share in 2003. Diluted earnings per share increased 66.7 percent."

Comparing the third quarter 2004 results with the same quarter of a year ago, Byelick said, "Net income was $181,961 for the third quarter this year, compared to $108,578 for the same quarter last year, an increase of 67.6 percent. Diluted earnings per share were up 71.4 percent, increasing from 7 cents per share during the third quarter of 2003 to 12 cents per share during the same quarter this year." Byelick concluded by saying, "The bottom-line improvements in the quarter-to-quarter comparisons were driven primarily by improving the net interest margin after provision for loan losses 41.6 percent and a 22.7 percent increase in non-interest income."

Bank of Evansville is a full service, state chartered bank that opened on July 2, 2001, to provide community banking for businesses and consumers in Evansville and Southwestern Indiana. The Bank, whose stock formerly traded under the OTCBB symbol BEVN, became a wholly-owned subsidiary of American Community Bancorp, Inc. as of September 14, 2004, and now trades under the OTCBB symbol ACBP.







THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES ACT OF 1995. SUCH STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS AND ARE SUBJECT TO A NUMBER OF RISK FACTORS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS. A PARTIAL LIST OF THESE RISK FACTORS AND UNCERTAINTIES IS CONTAINED IN THE BANK'S REGISTRATION STATEMENT ON FORM SB2 AND THE BANK'S ANNUAL REPORT ON FORM 10K-SB FOR THE YEAR ENDED DECEMBER 31, 2003, WHICH ARE ON FILE WITH THE OFFICE OF THE COMPTROLLER OF THE CURRENCY.


                                      # # #

                        AMERICAN COMMUNITY BANCORP, INC.
                          CONSOLIDATED BALANCE SHEETS

                                                                    (UNAUDITED)                             (UNAUDITED)
                                                                   SEPTEMBER 30,        DECEMBER 31,       SEPTEMBER 30,
                                                                       2004                2003                2003
                                                                   -------------       -------------       -------------
ASSETS
Cash and due from banks                                              $ 3,811,723         $ 4,862,221         $ 2,374,957
Interest bearing balances with banks                                   2,405,044           2,454,940           2,200,000
Federal funds sold                                                     1,903,000           2,690,000           2,097,000
                                                                   -------------       -------------       -------------
     Total cash and  cash equivalents                                  8,119,767          10,007,161           6,671,957
Securities available for sale, at fair value                          14,852,395          14,685,496          12,826,699
Nonmarketable equity securities                                          671,900             586,600             475,200
Loans, net of allowance for loan losses of
   $1,952,000, $1,498,500 and $1,353,500                             128,006,256          97,400,525          91,454,873
Premises and equipment                                                 5,588,953           5,663,967           5,735,469
Other assets                                                           1,731,664             609,004             534,087
                                                                   -------------       -------------       -------------
     Total assets                                                  $ 158,970,935       $ 128,952,753       $ 117,698,285
                                                                   =============       =============       =============


LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Deposits
   Non-interest bearing                                             $ 13,061,798        $ 13,471,364        $ 10,509,776
   Interest bearing                                                  127,493,900         102,035,140          93,694,176
                                                                   -------------       -------------       -------------
     Total deposits                                                  140,555,698         115,506,504         104,203,952
Federal funds purchased & other borrowed funds                         3,500,000                   -                   -
Accrued expenses and other liabilities                                   269,712             265,374             377,363
                                                                   -------------       -------------       -------------
     Total liabilities                                               144,325,410         115,771,878         104,581,315

SHAREHOLDERS' EQUITY
Common stock, no par value, 3,000,000 shares authorized;
  1,582,417, 1,499,042 and 1,499,042 issued and outstanding
  at amount paid in                                                   15,536,687          14,519,877          14,519,877
Accumulated deficit                                                     (899,525)         (1,362,304)         (1,419,504)
Accumulated other comprehensive income                                     8,363              23,302              16,597
                                                                   -------------       -------------       -------------
   Total shareholders' equity                                         14,645,525          13,180,875          13,116,970
                                                                   -------------       -------------       -------------
     Total liabilities and shareholders' equity                    $ 158,970,935       $ 128,952,753       $ 117,698,285
                                                                   =============       =============       =============

                        AMERICAN COMMUNITY BANCORP, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                 THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                                    SEPTEMBER 30,                       SEPTEMBER 30,
                                                                2004            2003                2004             2003
                                                           -----------      -----------         -----------     -----------
INTEREST INCOME:
Interest and fees on loans                                 $ 1,636,701      $ 1,148,802         $ 4,382,144     $ 3,319,270
Securities                                                     156,919          123,441             479,701         312,321
Interest bearing balances with other banks                      11,908            2,971              33,423           6,791
Federal funds sold                                               9,460            4,086              17,914          26,496
                                                           -----------      -----------         -----------     -----------
TOTAL INTEREST INCOME                                        1,814,988        1,279,300           4,913,182       3,664,878
                                                           -----------      -----------         -----------     -----------

INTEREST EXPENSE:
Deposits                                                       601,170          496,074           1,603,989       1,471,332
Federal funds purchased                                          2,041              568               2,461             823
FHLB advances                                                    7,405                -               8,352               -
                                                           -----------      -----------         -----------     -----------
TOTAL INTEREST EXPENSE                                         610,616          496,642           1,614,802       1,472,155
                                                           -----------      -----------         -----------     -----------
   NET INTEREST INCOME                                       1,204,372          782,658           3,298,380       2,192,723
Provision for loan losses                                      207,000           78,500             466,179         206,500
   NET INTEREST INCOME AFTER
                                                           -----------      -----------         -----------     -----------
   PROVISION FOR LOAN LOSSES                                   997,372          704,158           2,832,201       1,986,223

OTHER INCOME
Service charges on deposit accounts                             32,487           19,345              76,474          50,017
Gain on sale of loans                                           81,567          103,372             280,958         317,430
Gain on sale of securities                                           -           14,988               7,215          14,988
Other                                                           86,838           25,953             203,865         114,519
                                                           -----------      -----------         -----------     -----------
TOTAL OTHER INCOME                                             200,892          163,658             568,512         496,954

OTHER EXPENSE
Salaries and benefits                                          567,320          459,750           1,674,153       1,290,288
Occupancy and equipment                                        108,666          100,944             312,403         265,562
Marketing                                                       19,948           11,241              66,509          63,159
Data processing                                                 63,606           53,793             181,796         156,638
Supplies, printing and delivery expense                         18,306           13,047              54,410          55,721
Legal and professional                                          70,691           41,052             225,485         159,142
Other                                                          167,766           79,411             423,178         248,172
                                                           -----------      -----------         -----------     -----------
TOTAL OTHER EXPENSE                                          1,016,303          759,238           2,937,934       2,238,682
                                                           -----------      -----------         -----------     -----------
   INCOME BEFORE INCOME TAXES                                  181,961          108,578             462,779         244,495
Income taxes                                                         -                -                   -               -
                                                           -----------      -----------         -----------     -----------
   NET INCOME                                                  181,961          108,578             462,779         244,495
                                                           ===========      ===========         ===========     ===========


BASIC EARNINGS PER SHARE                                   $      0.12      $      0.07         $      0.31     $      0.18
DILUTED EARNINGS PER SHARE                                 $      0.12      $      0.07         $      0.30     $      0.18

AVERAGE SHARES OUTSTANDING                                   1,527,730        1,499,042           1,508,605       1,331,976
AVERAGE DILUTED SHARES OUTSTANDING                           1,602,062        1,511,485           1,559,143       1,342,532
